AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 1998.
                                               REGISTRATION FILE NO. 333-_____

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                          CAROLINA FIRST CORPORATION
            (Exact name of registrant as specified in its charter)

      South Carolina                                6711                         57-0824914
----------------------------           --------------------------------         -------------
(State or other jurisdiction             Primary Standard Industrial          (I.R.S. Employer
of incorporation or organization)        Classification Code Number           Identification No.)

                                 102 SOUTH MAIN STREET
                            GREENVILLE, SOUTH CAROLINA 29601
                               (864) 255-7900 (TELEPHONE)
                   ------------------------------------------
        (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                           CAROLINA FIRST CORPORATION
                              AMENDED AND RESTATED
                          DIRECTORS' STOCK OPTION PLAN

                            (Full Title of the plan)

                WILLIAM S. HUMMERS III, EXECUTIVE VICE PRESIDENT
                           CAROLINA FIRST CORPORATION
                              102 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601
                           (864) 255-7913 (TELEPHONE)
                   ------------------------------------------

            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)

                                       Copies to:
                             WILLIAM P. CRAWFORD, JR., ESQ.
                         WYCHE, BURGESS, FREEMAN & PARHAM, P.A.
                                   POST OFFICE BOX 728
                          GREENVILLE, SOUTH CAROLINA 29602-0728
                  (864) 242-8200 (TELEPHONE) (864) 235-8900 (FACSIMILE)

                             CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                  Proposed Maximum    Proposed Maximum
Title of Each Class                  Amount to    Offering Price      Aggregate               Amount of
of Securities to be Registered     be Registered  Per Security        Offering Price (2)      Registration Fee
----------------------------------------------------------------------------------------------------------------
Common Stock.................  250,000 shares(1)  $24.438(2)         $6,109,500               $1,698.44
================================================================================================================

(1) A total of 250,000 shares were registered in connection with the initial filing of this Registration Statement and an additional 250,000 are being registered hereby.
(2) Pursuant to Rule 457(h), the average of the high and low prices as reported by the Nasdaq National Market of $24.438 on November 19, 1998 is used for purposes of calculating the registration fee.

                       The Exhibit Index appears on Page 9 hereof.

PART I: INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

      The information contained in Carolina First Corporation's registration statement on Form S-8, Registration File No. 33-82670, filed with the Securities and Exchange Commission on or about August 9, 1994 (the "1994 S-8"), is incorporated herein by reference.

      Not included in this Registration Statement but provided or to be provided to the participants in the Carolina First Corporation Amended and Restated Directors' Stock Option Plan pursuant to Rule 428(b) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

      The information contained in the 1994 S-8 is incorporated herein by reference.

      Effective May 1, 1998, the Carolina First Corporation Amended and Restated Directors' Stock Option Plan (as amended, the "Plan") was amended to increase the aggregate number of shares issuable thereunder from 250,000 shares to 500,000 shares. The Plan was also amended to make the compensation payable thereunder to Company directors ("Company Directors") consistent with the director compensation program adopted by the Company for 1998. Under the Directors' Plan's previous provisions, all non-employee directors of the Company and its principal subsidiaries received options to purchase 1,000 shares of Common Stock on an annual basis. The Directors' Plan was amended to differentiate between Company Directors and directors of subsidiaries who do not also serve as Company Directors ("Subsidiary Directors"). Subsidiary Directors continue to receive the annual 1,000 share grant. However, Company Directors will now receive 60% of their total director compensation (calculated assuming 100% attendance at all scheduled Board and committee meetings) in the form of options to purchase Common Stock. The options will be valued based on the Black-Scholes valuation method. The Amended and Restated Directors' Plan also contains provisions for the immediate vesting of options upon a Change of Control.


PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents or portions thereof are hereby incorporated by reference:

      Carolina First Corporation's Annual Report on Form 10-K for the year ended December 31, 1997; and

      Carolina First Corporation's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; and

      All other reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of Carolina First Corporation's 1997 fiscal year.

      The description of the Common Stock contained in the Company's Form 8-A filed with the Securities and Exchange Commission on or about October 22, 1986, Commission File No. 000-15083.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES

      Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      The law firm of Wyche, Burgess, Freeman & Parham, P.A., located in Greenville, South Carolina is counsel to Carolina First Corporation (the "Company") in connection with this Registration Statement and has passed on certain aspects of the legality of the common stock covered hereby. As of July 21, 1998, members of Wyche, Burgess, Freeman & Parham, P.A., held in the aggregate 18,944 shares of Company Common Stock.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Reference is made to Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, which provides for indemnification of officers and directors of South Carolina corporations in certain instances in connection with legal proceedings involving any such persons because of being or having been an officer or director. The Company's Bylaws provide (i) that the Corporation shall indemnify any individual made a party to a proceeding because he is or was a Director of the Corporation against liability incurred in the proceeding to the fullest extent permitted by law, and (ii) that the Corporation shall pay for or reimburse the reasonable expenses incurred by a Director who is a party to a proceeding in advance of final disposition of the proceeding to the fullest extent permitted by law. The Company has entered into indemnification agreements with each of its Directors, which generally make the above-referenced Bylaws provisions the basis of a contract between the Company and each director.

      Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, also permits a corporation to purchase and maintain insurance on behalf of a person who is or was an officer or director. The Company maintains directors' and officers' liability insurance.

      Reference is made to Chapter 2 of Title 33 of the 1976 Code of Laws of South Carolina, as amended, respecting the limitation in a corporation's articles of incorporation of the personal liability of a director for breach of the director's fiduciary duty. Reference is made to the Company's Articles of Amendment filed with the South Carolina Secretary of State on April 18, 1989 which state: "A director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law, (iii) imposed under Section 33-8-330 of the [South Carolina Business Corporation Act of 1988] (improper distribution to shareholder), or (iv) for any transaction from which the director derived an improper personal benefit."


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS

Exhibit
-------

4.1   --    Specimen Common Stock certificate: Incorporated by reference to
            Exhibit 4.1 of the Company's Registration Statement on Form S-1,
            Commission File No. 33-7470.
4.2   --    Articles of Incorporation: Incorporated by reference to Exhibit
            3.1 of Carolina First Corporation's Registration Statement on Form
            S-4, Commission File No. 33-57389.
4.3   --    Articles of Amendment dated June 1, 1997: Incorporated by
            reference to Exhibit 3.2 of Carolina First Corporation's
            Registration Statement on Form S-4 filed on July 30, 1997,
            Commission File No. 333-32459.
4.4   --    Amended and Restated Bylaws of Carolina First Corporation, as
            amended and restated as of December 18, 1996: Incorporated by reference to Exhibit 3.1 of Carolina First Corporation's
            Current Report on Form 8-K dated December 18, 1996, Commission File
            No. 0-15083.
4.5   --    Carolina First Corporation Amended and Restated Common Stock
            Dividend Reinvestment Plan: Incorporated by reference to the
            Prospectus in Carolina First Corporation's Registration
            Statement on Form S-3, Commission File No. 333-06975.
4.6   --    Amended and Restated Shareholder Rights Agreement: Incorporated by
            reference to Exhibit 4.1 of Carolina First Corporation's Current
            Report on Form 8-K dated December 18, 1996, Commission File No.
            0-15083.
4.7   --    Form of Indenture between Carolina First Corporation and First
            American Trust Company, N.A., as trustee: Incorporated by reference to Exhibit 4.11 of Carolina First Corporation's Registration
            Statement on Form S-3, Commission File No. 033-58879.
 5.1  --    Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of Carolina First Corporation.
24.1  --    Consent of Wyche, Burgess, Freeman & Parham, P.A.--contained in
            Exhibit 5.1.
24.2  --    Consent of KPMG Peat Marwick.
25.1  --    The Power of Attorney is contained on the signature page of this filing.
99.1  --    Carolina First Corporation's Amended and Restated Directors' Stock
            Option Plan.

ITEM 9. UNDERTAKINGS

(a)   The undersigned registrant hereby undertakes:
           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the

           Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on September 30, 1998.

                                         CAROLINA FIRST CORPORATION

                              By:        /s/ William S. Hummers III
                                         --------------------------------------
                                         William S. Hummers III, Executive
                                           Vice President


                               POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mack I. Whittle, Jr. and William S. Hummers III, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:

Signature                      Title                                      Date

/s/ William R. Timmons, Jr.    Chairman of the Board                   September 30, 1998
---------------------------
William R. Timmons, Jr.

/s/ Mack I. Whittle, Jr.       President, Chief Executive Officer      September 30, 1998
---------------------------    and Director (Principal Executive
Mack I. Whittle, Jr.           Officer)

/s/ William S. Hummers III     Executive Vice President, Director      September 30, 1998
--------------------------     (Principal Accounting and Financial
William S. Hummers III         Officer)

/s/ M. Dexter Hagy             Director                                September 30, 1998
------------------
M. Dexter Hagy

/s/ Eugene E. Stone IV         Director                                September 30, 1998
----------------------
Eugene E. Stone IV

/s/ H. Earle Russell, Jr.      Director                                September 30, 1998
-------------------------
H. Earle Russell, Jr.

/s/ Judd B. Farr               Director                                September 30, 1998
----------------
Judd B. Farr

/s/ Charles B. Schooler        Director                                September 30, 1998
-----------------------

                                      7




Charles B. Schooler

/s/ Elizabeth P. Stall         Director                                September 30, 1998
----------------------
Elizabeth P. Stall

/s/ David C. Wakefield III     Director                                September 30, 1998
--------------------------
David C. Wakefield III

/s/ Vernon E. Merchant , Jr.   Director                                September 30, 1998
----------------------------
Vernon E. Merchant, Jr.

/s/ William R. Phillips        Director                                September 30, 1998
-----------------------
William R. Phillips

/s/ C. Claymon Grimes, Jr.     Director                                September 30, 1998
--------------------------
C. Claymon Grimes, Jr.

                               INDEX TO EXHIBITS

EXHIBIT
-------

4.1  --     Specimen Common Stock certificate: Incorporated by reference to Exhibit 4.1 of the Company's
            Registration Statement on Form S-1, Commission File No. 33-7470.
4.2  --     Articles of Incorporation: Incorporated by reference to Exhibit 3.1 of Carolina First Corporation's
            Registration Statement on Form S-4, Commission File No. 33-57389.
4.3  --     Articles of Amendment dated June 1, 1997: Incorporated by reference to Exhibit 3.2 of Carolina First
            Corporation's Registration Statement on Form S-4 filed on July 30, 1997, Commission File No. 333-
            32459.
4.4  --     Amended and Restated Bylaws of Carolina First Corporation, as amended and restated as of December
            18, 1996: Incorporated by reference to Exhibit 3.1 of Carolina First Corporation's Current Report on
            Form 8-K dated December 18, 1996, Commission File No. 0-15083.
4.5  --     Carolina First Corporation Amended and Restated Common Stock Dividend Reinvestment Plan:
            Incorporated by reference to the Prospectus in Carolina First Corporation's Registration Statement on
            Form S-3, Commission File No. 333-06975.
4.6  --     Amended and Restated Shareholder Rights Agreement: Incorporated by reference to Exhibit 4.1 of
            Carolina First Corporation's Current Report on Form 8-K dated December 18, 1996, Commission File
            No. 0-15083.
4.7  --     Form of Indenture between Carolina First Corporation and First American Trust Company, N.A., as
            trustee: Incorporated by reference to Exhibit 4.11 of Carolina First Corporation's Registration Statement
            on Form S-3, Commission File No. 033-58879.
 5.1 --     Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of Carolina First
            Corporation.
24.1 --     Consent of Wyche, Burgess, Freeman & Parham, P.A.--contained in Exhibit 5.1.
24.2 --     Consent of KPMG Peat Marwick.
25.1 --     The Power of Attorney is contained on the signature page of this filing.
99.1 --     Carolina First Corporation's Amended and Restated Directors' Stock Option Plan.


                                           9